UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Explore Anywhere Holding Corp.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Shares
	(2)	Aggregate number of securities to which transaction applies: 61,204,667
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.25  High Mkt. Price last 5 trading days.

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLORE ANYWHERE HOLDING CORP.

PROXY STATEMENT

FOR THE
JUNE __, 2013
SHAREHOLDERS' MEETING

Dear Shareholder:

You are cordially invited to attend Explore Anywhere Holding Corp.'s annual meeting of shareholders on June ___, 2013 at 2:00 p.m. The meeting will be held in the Conference Room of the Company’s Offices at 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062.

The formal meeting of shareholders will be followed by a review of Explore Anywhere Holding Corp.'s business operations and our outlook for the future. Following the meeting, you are invited to an informal reception where you can visit with the directors and officers about the activities of the Company.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding this method of voting are contained on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

I look forward to seeing you at our annual meeting.

Sincerely,

/s/ Bryan Hammond Bryan Hammond Chairman and Chief Executive Officer

Explore Anywhere Holding Corp.

Notice of 2013 Annual Meeting of Stockholders

Notice is hereby given that the annual meeting of shareholders of Explore Anywhere Holding Corp., a Nevada corporation, will be held at the corporation’s offices at 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062, on June ____, 2013 at 2:00 p.m. local time for the purpose of:

(1)	Approving the acquisition of Sponsor Me, Inc., and the issuance of 61,204,667 shares of common stock pursuant to the acquisition, and
(2)
Approval of a 1 for 5 reverse stock split post acquisition of all common shares of the corporation resulting in a total of 16,425,684 shares outstanding. The reverse will be effective for shares of record the day before the effective date of the reverse.

Shareholders of record at the close of business on May 28, 2013 are entitled to notice of, and to vote at, the Special Meeting.

Your vote is important. Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding this method of voting are contained on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors
/s/ Bryan Hammond Bryan Hammond Secretary

PROXY STATEMENT

To Our Shareholders:

The board of directors of Explore Anywhere Holding Corp. solicits your proxy in the form enclosed for use at the annual meeting of shareholders to be held on June _____, 2013, or at any adjournments thereof.

At the close of business on May 28, 2013, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 20,923,750 shares of the Company's common stock. There were no preferred shares outstanding. All holders of common stock are entitled to one vote for each share of stock held by them.

The presence of a majority of the outstanding common stock represented in person or by proxy at the meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

The proposals to approve the Explore Anywhere Holding Corp’s acquisition of Sponsor Me, Inc., and the issuance of 61,204,667 shares of common stock pursuant to the acquisition, and approval of a 1 for 5 reverse stock split post acquisition of all common shares of the corporation resulting in a total of 16,425,684 shares outstanding will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. The Board of Directors on April 10, 2013 approved the acquisition and recommended that the shareholders approve same. In the event the shareholders approve the acquisition the board recommended that the shareholders approve the reverse also. The reverse will be effective for shares of record the day before the effective date of the reverse. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

Any shareholder giving a proxy may revoke it before the meeting by mailing a signed instrument revoking the proxy to: Corporate Secretary, Explore Anywhere Holding Corp. 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062. To be effective, a mailed revocation must be received by the Corporate Secretary before the date of the meeting. A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.

The Securities and Exchange Commission's rules permit us to deliver a single Notice or set of this proxy statement and our annual report to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of this proxy statement and our annual report to multiple shareholders who share an address, unless we received contrary instructions from such shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or a set of this proxy statement and our annual report, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or this proxy statement and our annual report, contact Explore Anywhere Holding Corp. at 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062.

The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company.

Certain Shareholders

The following table sets forth certain information as of the record date for the vote, May 28, 2013, regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Explore Anywhere Holding Corp., 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062. The percentages stated in the following table are based upon 20,923,750 shares issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)

Bryan Hammond -	1,000,000	4.8%
President/Chairman of the Board/Chief Executive Officer /Secretary

Justin Frere	150,000	*
Chief Financial Officer/Treasurer

All officers and directors as a group (2 individuals)	-0-	5.5%

5% Shareholders

Amalfi Coast Capital	2,000,000	9.6%
__________
* less than 1%

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 28, 2013. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

Dissenter’s Rights of Appraisal

Under Nevada law there are no Dissenter’s Rights of Appraisal or similar rights of dissenters.

Persons Making the Solicitation

This solicitation is being made by the Registrant. The Board of Directors unamiously recommended that the shareholders approve this transaction. No director has indicated his intention to oppose these actions.

Modification or Exchange of Securities

The actions herein do no modify any class of securities of the Registrant nor do they involve an exchange of securities of the registrant for other securities of the registrant.

ITEM 1: ACQUISITION OF SPONSOR ME, INC. AND ISSUANCE OF SHARES

The Board of Directors recommends approving the acquisition of Sponsor Me, Inc., and the issuance of 61,204,667 shares of common stock to the shareholders of Sponsor Me, Inc. pursuant to the acquisition. These shares would be issued for 100% of the outstanding shares of Sponsor Me, Inc.  The shares issued to Sponsor Me, Inc. will be exempt from registration under Section 4(b) and any distribution from Sponsor Me, Inc. to its shareholders would be exempt under Section 3(a)(9). The acquisition agreement will contain the customary representations and convenants.  A Draft of the Agreement is attached hereto. The Board of Directors voted on April 10, 2013 to approve the acquisition and recommend it to the shareholders. Both the current and expanding operations of Registrant and those of Sponsor Me, Inc. would be under the Registrant. Information on Sponsor Me, Inc. is set forth below.

Sponsor Me (the "Company"), branded as SMELIVE, is a social networking digital cross platform broadcast, marketing and distribution model providing compelling action sports programming, along with an online user derived and community driven web and mobile content, in addition to branded and licensed merchandise.

Action sports have enjoyed enormous growth in the marketplace and are still among the fastest growing market segments. To capitalize on these market segments, Sponsor Me have created an action sports lifestyle specific social networking web and mobile platform to attract the 13 to 28 year-old market demographic. Action sports are often associated with young adults wishing to push themselves to the limits of their physical ability and in turn pushing the boundaries of a particular sport. This youthful demographic accounts for Action sports’ frequent association with youth culture, including its clothing, fashions, and music. Core sports most frequently associated with the term action sports are SURFING, SKATEBOARDING, MOTORCROSS, SNOWBOARDING and BMX. Other sports associated with action sports are: mountain biking, kite surfing, wakeboarding, drifting and more recently Mixed Martial Arts.

The Sponsor Me business model is comprised of the following divisions:

SMELIVE Website:

The website is a social networking website offering unique targeted programming focused on the Action Sports Lifestyle, including rich media content, interactive network of live broadcasts, contests, videos, user profiles, consumer created content, behind the scenes stories and highlights of sports personalities, and events calendar broadcast to a worldwide audience of action sports enthusiasts. Users will have their own profiles and personalities on the site, channels specific to action sports content (surf, skate, snowboarding, motocross, etc.) within the website, with members creating their own media to express themselves. Fans will be able to consume and view content of their favorite personality. Action sports enthusiasts will be able to post their own videos highlighting their personal sports talents for their friends and viewers, who will have an opportunity to vote for their favorite videos in each individual sport. Users will be encouraged to grow their fan base through online contests featuring highlighted clips. The top clips of the day will be posted on this along with teaser sections, such as current action sports news clips, live video chats with the pros, interviews and other interests. Original daily and weekly original programming and programming specific to sponsors and advertising will be part of this unique offering of Action Sports Programming. Advertising, sponsored live content from the Sponsor Me events, Digital clips from the Sponsor Me Broadcasts, industry content, news, original programming and the user content clips will be made available for distribution to users via the website and mobile digital cross platform to a worldwide audience.

SMELIVE EVENTS AND LIVE BROADCASTS:

Sponsor me intends to hold branded open competitions across the county to find the top athletes in the fields of action sports. Grass roots competitions are open to the professional and amateur alike to put their skills to the test. The events will be broadcasted live via the company’s social networking website and will also be available as on demand programming after the broadcast has aired. Events will spotlight different sports in the spring/ summer and fall/ winter. The contestants will compete with others in their sports category for sponsorships, endorsements, cash, and prizes. Sponsors and Advertisers in both the endemic and not endemic sectors will be given the opportunity to sponsor various aspects of the event and broadcast and in some cases a sponsor village will be established for this event. The Sponsor Me broadcasts along with the website and merchandise is a direct hit on the coveted 13 to 28 year old age demographic. It is a unique blend of music, personalities, and audience participation relevant to our target market. Both the competition and the daily activities will be delivered live simultaneously to the website, mobile platforms and in some cases to television cable networks and national networks worldwide.

SMELIVE ORIGINAL CONTENT

The company will strive to complement its social network with cutting edge content including original sports programming, news and events, weekly shows, episodic programming, live events and original films. Sponsor me is currently featuring live formula drift and MMA programming on its social network along with coverage of the Tampa Pro and Maloof Money Cup skate competitions.

SMELIVE MERCHANDISE AND LICENSING:

Branded action sports wearing apparel and other branded merchandise will be offered on the social network website, and may be offered exclusively through specialty store chains, and boutiques. Other branded merchandise will be developed and licensed for use on other products such as downloadable content, posters, surfboards, skateboards, snowboards, to cosmetics, sunglasses, accessories, and others to take advantage of product license opportunities worldwide.

SME SPORTS PERSONALITY MANAGEMENT:

The Company’s sports management services are designed to provide fee based services to the carefully selected winners of the company’s contests and events along with other sports personalities. This will enable the athletes and the company’s sponsor/advertising partners to maximize commercial opportunities in the world of action sports.

SPONSOR ME GAMES AND APPS:

Sponsor Me plans to develop its own branded video game(s) and mobile apps offering specific action sports content in the interactive entertainment business by combining key components such as compelling storytelling, painstaking character development, and vivid settings with very unique game play, cutting edge technology and high production values. The company will integrate advertiser and sponsor messaging to maximize the revenue opportunities.

VISION AND MISSION

Action Sports has established itself as the premier key influencer of the coveted 13 to 28 year old target market. The “SMELIVE” brand makes it easy to target this market with a cool, hip, easily recognizable name that is immediately identified by our core market, and a social networking platform and live and original programming that meets the needs of critical mass of our target consumer’s lifestyle. Sponsor Me intends to position itself for a merger, an acquisition, or a public offering. This does not guarantee that the company will merge be acquired or seek and IPO or that if pursued by the company any such strategies will be successful in whole or in part.

OPERATING STRATEGY

The key components of the Company’s operating strategy are to distinguish its programming through cutting-edge design innovation and to reinforce the brand image through its “SMELIVE” action sports social network website, mobile platform and broadcasted programming. The Company has developed an effective marketing approach that features convergence technologies to provide informative worldwide brand exposure. Each element of the Company’s operation strategy is designed to control, protect and enhance the brand image. Key elements of the operating strategy include:

•	Develop High Quality, Innovative Content:

The Company intends to develop content and live broadcasts and events that incorporate the feel of Hollywood production while maintaining the authenticity of the lifestyle. Sponsor me believes this strategy differentiates the Company’s products from those of its competitors, and increases brand recognition among consumers.

•	Distinctive Marketing Approach:

The Company’s marketing efforts will center on the social network website, mobile products and services, unique programming and broadcasts of the “SMELIVE” competitions and grass-roots “editorial” endorsement of the “SMELIVE” brand. The Company’s “SMELIVE” program of services has been carefully designed to provide the user and viewer the ability to interact with other users and athletes who share this distinctive lifestyle. The Company believes that engaging this lifestyle increases overall brand recognition.

THE MARKETPLACE:

Born between 1982 and 1998, they are dubbed the “Millennium Generation”. They are 100 million strong, more than three times the size of Generation X, and they’re the biggest thing to hit the American scene since the 72 million baby boomers. The “Me” generation. They regularly communicate through social networks and mobile devices consuming most of their programming via the web and mobile platforms.

According to a study from Harris Interactive, this generation represents the future market for most consumer brands. The study also found that teens (13-19) spend $94.7 billion annually and young adults (20-21) spend $61.3 billion in the US alone. This constitutes a staggering amount of combined buying power in this targeted demographic. Advertisers are in competition to gain market share in this important market demographic.

For those who did not grow up with the Internet it is hard to think of a website as an actual place. Our targeted users are multi media savvy and are anxious to consume everything the digital media marketplace has to offer. Mobile communications is now a part of the everyday lives of some two billion people. New ways to enjoy digital multi media are emerging with news, music, gaming, television and other experiences are conveniently available anytime and anyplace via fixed and mobile broadband.

With companies like Apple, Google, Sprint, Motorola, A.T&T, and Verizon, just to name a few clamoring to produce the latest mobile digital media technology to deliver up this multibillion dollar consumer group’s need for wireless content. Much like the cable industry entry into the television market, providers of mobile digital multi media are on the rise.

It means that our target market throughout the world has equal access to content in real time when ever or where ever they are. There are few opportunities where a company can have such a profound instant access to its target market worldwide 24 hours per day seven days per week 365 days per year anytime anywhere.

COMPETITIVE ANALYSIS:

The competition in branded action sports programming, broadcasted contests across the digital multimedia marketplace and related goods and services is intense. The Company faces well-established companies such as Quicksilver, Billabong, Volcom, Red bull, Monster and others for branded hard goods and soft goods and programming in this market. Competitors in this market are well established worldwide. The market for Social Networks on the Internet is intensely competitive, and the Company expects competition to intensify in the future. The Company will potentially compete with a number of other companies. Its indirect competitors include various online services, such as Facebook, Google, Twitter and others. The Company potentially faces competition from a number of large online sites and services that have expertise in developing online commerce and in facilitating online interaction such as Google, Facebook, YouTube, Twitter, and others. In addition, companies that control access to transactions through network access or web browsers and mobile platform could promote competitors of the Company or charge it substantial fees for inclusion.

BRANDED PRODUCTS & SERVICES:

Branded action sports wearing apparel, and other merchandise will be defined and developed to further the SME brand. The Brand will be offered on both the SMELIVE social networking website and offered exclusively through specialty store chains and boutiques. Other branded merchandise may be developed and licensed for use on other products from posters, surfboards, skateboards, snowboards, to cosmetics, sunglasses, accessories and the like to exploit product license opportunities worldwide. Internet, mobile phones, iPods and tablets represent tools that have empowered this generation. This all about “me generation” is a confident, self-reliant, optimistic and positive generation. Focused on the core Action Sports market, the Company must build a brand with them. This generation not only has significant amounts of their own money to spend, but they also strongly influence family purchases.

BRANDED MERCHANDISE:

The Company will initially offer for sale its own branded merchandise including Tee Shirts, Caps, Rash Guards, Sunglasses, Accessories, Stickers, and plans to develop licensed branded goods such as skate shoes, surf boards and other items.

SPORTS PERSONALITY MANAGEMENT:

The Company’s sports management services are designed to provide fee based services to the carefully selected winners of the company’s contests and events along with other sports personalities. This will enable the athletes and the company’s sponsor/advertising partners to maximize commercial opportunities in the world of action sports.

GAMES AND APPS:

Sponsor Me plans to develop its own branded video game(s) and mobile apps offering specific action sports content in the interactive entertainment business by combining key components such as compelling storytelling, painstaking character development, and vivid settings with very unique game play, cutting edge technology and high production values. The company will integrate advertiser and sponsor messaging to maximize the revenue opportunities.

CONTENT:

The compelling lifestyle content offered on the social networking website and mobile platform will be enhanced by the SMELIVE  broadcasts, original programming, weekly shows editorial, news, events, channel programming and user derived content. The Company has a multi-pronged strategy that strengthens the Brand; grow subscribers and viewers while providing the Company many diverse revenue opportunities.

Promotions/ Advertising

The Company plans to introduce aggressive marketing efforts to build its subscriber and viewer base and its brand name by creating “Brandwidth” through co-branding with a wide selection of endemic and non-endemic products within the lifestyle. It’s the people, products and services that create connectivity that is interactive on all levels of our horizontal and vertical platform. The Company intends to launch a substantial ongoing national advertising campaign, in cinema promotions, and traditional media and online, that is designed to attract SME users.

The campaign is intended to include grass roots competitions in the different sport discipline’s along with advertising in targeted publications, strategic advertising and co-branding programs, sponsorship, mobile and digital advertising, television advertising campaign and inter-active participation in other forums such as selected trade shows and events. The Company will benefit from frequent and high-visibility media exposure, both nationally and internationally.

Strategic Alliances

The Company seeks to enter strategic relationships and develop sponsorship partners with companies who offer event and athlete sponsorship, content, technology, finance advertising, customer care, shipping as well as marketing, sales and cross-promotional opportunities. The Company believes that these strategic relationships will provide additional expertise in infrastructure that will give Sponsor Me an advantage over its competitors.

Syndication: In addition to developing the North American marketplace, the Company will also be focusing on global expansion into Canada, Japan, Asia, Europe, Australia and South America.

Content is planned to be syndicated to a wide-range of web and television properties.

Ad Sales: Advertising sales will be an important part of the revenue opportunities on the company’s website, mobile platform, events, programs and live broadcasts.

MANAGEMENT

Sponsor Me, Inc.’s executive officers, directors and key consultants are as follows:

Name	Position with the Company

Brenden Garrison	President
Steve Stanford	Business Development
Chris Carmichael	Creative Consultant
Connie Jordan	Creative and IP Consultant

BRENDEN GARRISON, PRESIDENT

Mr. Garrison graduated with a Bachelor’s degree in Accounting from the School of Business and Economics at California State University Fullerton. While at California State University Fullerton he acted as the Treasurer of the Accounting Society in charge of the campus budget.

He started his career with Scottel Voice and Data Inc. where he became the Controller in under a year’s time. Brenden is dedicated to the continuation of his career by staying involved in groups and classes that enhance his knowledge, keeping him up to date in the ever-changing federal and state tax regulations. He has completed all of the testing requirements for a Certified Public Accountant awaiting the issuance of his certification.

STEVE STANFORD, BUSINESS DEVELOPMENT

Steve Stanford is a serial entrepreneur in the fields of consumer Internet, telecommunications, and entertainment. He has founded or co-founded companies that have raised over $500 million in funding, and collectively generated billions of dollars of revenue

He was the co-founder and president of Agency 3.0, a joint venture with the William Morris Agency to help brands and media companies leverage their brands in digital, and is currently a digital advisor helping companies develop and implement their digital strategies. Clients have included Saban Brands where he served as acting head of digital, and Harbor Freight Tools where he was acting head of eCommerce. Steve was the founder and CEO of Voce, a premium wireless service provider, co-founder and COO of Ampd Mobile, and CMO of Boost Mobile USA. Prior to joining Boost he was responsible for wireless strategy at Best Buy. Before entering telecommunications, Steve was the founder and CEO of Icebox.com, a venture backed Internet Entertainment Company that was the leader in creating original animated programming for the Web. Prior to starting Icebox he was VP of Business Development for Ticketmaster/Citysearch.  He previously spent seven years at the talent agency ICM where he founded and ran the company’s new media and corporate advisory practices, after serving as an agent in the literary department representing television writers and directors. Steve started his career at Oracle Corporation as a product manager

CREATIVE CONSULTANTS

CHRISTOPHER CARMICHAEL, CREATIVE DIRECTOR

Mr. Carmichael is a Creative Consultant to Sponsor Me. Mr. Carmichael was the United States Surfing Champion from 1969 through 1971, and became an apparel designer in the U.S. while working in marketing and film production. Mr. Carmichael is experienced in design, marketing, and distribution, and has an extensive background in multimedia. He has created several successful apparel companies, serving as CEO and director. Mr. Carmichael has extensive experience in the film industry, working for shows such as “20/20” and NBC’s “Sports Anthology” series. He wrote, produced, and distributed worldwide the world’s first skateboard movie, “Spinning Wheels”.  Mr. Carmichael is the co-creator of Sponsor Me.

CONNIE JORDAN, CREATIVE DIRECTOR INTELLECTUAL PROPERTY

Ms. Jordan is a Creative Consultant to Sponsor Me. She began her professional career in banking. She worked for U.S. West in the Information Systems Division designing and implementing technology for Fortune 500 clients and traveled extensively as a lecturer at college campuses and telecommunications seminars, while CEO and director of Signal Management Group. She has also written, and produced programming for ABC, ESPN, and the Discovery Network. Ms. Jordan is the co-creator of Sponsor Me

Sponsor Me’s address is 769 Basque Way Suite 300, Carson City, NV 89706.

No regulatory approval is required to approve the acquisition described herein.

Sponsor Me does not have any material contracts.

The Board of Directors feels that the addition of Sponsor Me, Inc. will aid the growth of the corporation and provide additional returns for the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ITEM 2.

ITEM 2: 1 FOR 5 STOCK SPLIT

Explore Anywhere Holding Corp. is asking its shareholders to provide approval of a 1 for 5 reverse stock split post acquisition of all common shares of the corporation resulting in a total of 16,425,684 shares outstanding. The Board of Directors voted on April 10, 2013 to approve the reverse in the event that the acquisition is approved by the shareholders and recommend it to the shareholders.

The Board of Directors feels that the effect of the reverse split will be to increase share price and thus allow the corporation access to greater sources of finance and funding.  All fractional shares of any size shall be rounded to the next full share. Thus any shareholders holding fewer than 5 shares shall hold 1 share post reverse.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ITEM 2.

Shareholder Proposals

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than November 21, 2013 in order to be considered for inclusion in the proxy statement for such meeting.

The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety nor more than one hundred twenty days prior to the meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of changes in ownership of Explore Anywhere Holding Corp.'s common stock with Securities and Exchange Commission. Executive officers and directors are required by Securities and Exchange Commission regulations to furnish Explore Anywhere Holding Corp. with copies of all Section 16(a) forms so filed.

Based solely upon a review of Forms 3 and 4 furnished to the company under Rule 16a-3(e) of the Securities Exchange Act during its most recent fiscal year and Forms 5 furnished to the company with respect to its most recent fiscal year and any written representations received by the company from persons required to file such forms, the following persons – either officers, directors or beneficial owners of more than ten percent of any class of equity of the company registered pursuant to Section 12 of the Securities Exchange Act – failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act during the most recent fiscal year or prior fiscal years:

	# of Late Reports	# of Transactions Not Timely Reported	# of Failures to File a Required Report
Bryan Hammond – Chairman, President, Secretary and Treasurer	0	0	0

Khris Thetsy – Former CFO	0	0	0

Amalfi Coast Capital	0	0	0

Other Matters

The board of directors does not know of any matter, other than those described above, that may be presented for action at the annual meeting of shareholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

By Order of the Board of Directors

By:	/s/ Bryan Hammond
Bryan Hammond
Chairman of the Board, President Chief Executive Officer and Secretary
Explore Anywhere Holding Corp.

Exhibit No.	Description

10.1	Share Exchange Agreement

SAMPLE PROXY CARD

Explore Anywhere, Inc. 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062		Special Meeting Admission Ticket _______________June, 2013 Upon arrival, please present this admission ticket and photo identification and any other required documents.
Mr. and Mrs. Investor 1234 Main Street Anywhere, USA 12345		Please vote immediately. Your vote is important.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card	1234567890

A.	Voting Items
The Board of Directors recommend voting FOR items 1 and 2

1. Acquisition

	For	Against	Abstain
Acquisition of Sponor Me, Inc. and issuance of 61,204,667 therefore	☐	☐	☐

	For	Against	Abstain
2. 1 for 5 Reverse Stock Split on Common Shares	☐	☐	☐

B.	Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

If voting by mail, you must complete Sections A & B and mail in the provided envelope.